Exhibit (p.3)

Personal Trading Policy
______________________________________________
Magellan Asset Management Limited

ACN 120 593 946

Dated	28 September 2012

Personal Trading Policy

1.

INTRODUCTION

This Policy is authorised by the Board of Magellan Asset Management Limited (‘Company’) and applies to all Supervised Persons and Access Persons and their Associates. Supervised Persons and Access Persons must take reasonable steps to ensure that their Associates comply with this Policy.

Directors of the Company and Related Entities are also subject to separate trading policies with respect to trading in Company Securities.

2.

PURPOSE

The purpose of this Policy is to:

•

set out the circumstances in which Supervised Persons may trade in a personal capacity; and

•

assist Supervised Persons in avoiding conduct known as Insider Trading; and

•

prevent actual or perceived conflicts of interest and protect the reputation of the Company.

3.

EXPLANATION OF TERMS

For the purposes of this Policy:

‘Access Person’ means the Company’s directors and Supervised Persons.

‘Associate’ means any person or entity over whom an Access Person is able to, or is deemed to be able to, exercise investment control or influence. Examples include spouses, partners, family members, their nominee, a trust of which they are a trustee or member, a person in partnership with them and a company of which they or their family control.

‘Blackout Period’ has the meaning outlined in clause 4.2 of this Policy.

‘Company’ means Magellan Asset Management Limited (trading as MFG Asset Management).

‘Company Securities’ means any shares in a Related Entity, debentures (including convertible notes) issued by a Related Entity, or options to acquire or subscribe for shares in a Related Entity.

‘Company Funds’ means any registered or unregistered fund or scheme for which the Company acts as responsible entity or trustee.

 ‘Consent Window’ has the meaning outlined in clause 7 of this Policy.

 ‘Front Running’ means the practice of trading by a party in advance of trades by another party, in anticipation of profiting from a price movement that follows the trade.

‘Generally Available’ means information that is readily observable; has been made known in a manner that would, or would be likely to, bring it to the attention of people who commonly invest in securities of a kind whose price may be affected by the information, and a reasonable period has elapsed to allow the information to be disseminated; or consists of deductions, conclusions or inferences made or drawn from those types of the information.

‘Inside Information’ means information that is not Generally Available; and if the information was Generally Available, a reasonable person would expect it to have a material effect on the price or value of securities.

‘Insider Trading’ in general terms, is someone who deals in securities while they possess Inside Information; or communicates Inside Information to another person knowing (or where they should have reasonably known) that the other person would use, or would be likely to use, that information to Deal in, or procure a third person to Deal in, securities.

‘Margin Lending or Margin Loan’ is an arrangement whereby a lender provides a loan for the purposes of investing in securities and those securities are used as collateral by the lender.

‘Material Effect On Price’ means a price that any reasonable person would be taken to expect such information to have a material effect on the price or value of securities if the information would, or would be likely to, influence persons who commonly invest in securities in deciding whether or not to trade in the securities in any way.

Magellan Asset Management Limited – Personal Trading Policy

‘Non-Company Securities’ means any securities that are not Company Securities and includes any shares, derivatives (including options, futures, CFD’s), fixed interests, debentures (including convertible notes), indices, commodities,  exchange traded funds, and any other security, of any company, trust or other organisation.

‘Portfolio Securities’ means any security included on the Company’s Approved List of stocks.

‘Related Entity’ means a related entity of the Company, including Magellan Financial Group Limited and Magellan Flagship Fund Limited.

‘Security’ means shares, units, derivatives (including options, futures, CFD’s), fixed interests, debentures (including convertible notes), indices, commodities,  exchange traded funds, and any other security or interest, of any company, trust or other organization.

‘Supervised Person’ means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee, including contractor, of the Company, or other person who provides investment advice on behalf of the Company and is subject to the supervision and control of the Company, who has access to non public information regarding any clients purchase or sale of securities, or non public information regarding the portfolio holdings of any fund or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non public.

‘Trade’ includes subscribing for, purchasing, acquiring, selling or disposing of Company Securities, Non-Company Securities, Company Funds or other securities, or entering into an agreement to do any of those things, and ‘Trading’ has a corresponding meaning.

‘Trading Day’ means a day on which shares are traded on the Australian Securities Exchange.

4.

GENERAL RESTRICTION

Access Persons who are in possession of Inside Information in relation to any company, fund or other type of entity, must not:

•

Trade in those securities in any way;

•

arrange or encourage another person to Trade (including on their behalf) in those securities; or

•

directly or indirectly, give the Inside Information to another person if they know, or should know, that the other person would be likely to do any of the activities described above.

5.

TRADING IN COMPANY SECURITIES

5.1

Trading Windows

Subject to clause 8, Supervised Persons may only Trade in Company Securities during:

•

the two (2) week period commencing on the first Trading Day after the date of the annual general meeting;

•

the four (4) week period commencing on the first Trading Day after the release of a disclosure document offering securities;

•

the six (6) week period commencing on the first Trading Day after the release of half-year results announcement;

•

the six (6) week period commencing on the first Trading Day after the release of its full-year results announcement; or

•

such other period as may be determined by the Board of a Related Entity; and

provided that the Supervised Person is not in possession of any Inside Information relating to Company Securities.

Additionally, Supervised Persons may Trade in Magellan Flagship Fund Limited (‘MFF’) securities during the two (2) week period commencing on the first Trading Day after the release by MFF of a monthly Net Tangible Asset (NTA) announcement provided that the Supervised Person is not in possession of any Inside Information relating to MFF securities.

Magellan Asset Management Limited – Personal Trading Policy

The Company Secretary will advise Supervised Persons of the commencement and closure of each trading window.

5.2

Blackout Periods

Throughout the year, certain Blackout Periods operate during which time Supervised Persons must not Trade in Company Securities. Blackout Periods operate during:

•

in relation to Magellan Financial Group Limited, the period commencing the first Trading Day after the end of a financial reporting period and concluding on the first Trading Day after the release of its half-year or full-year results announcements (as the case may be);

•

in relation to Magellan Flagship Fund Limited, the 4 week period prior to the scheduled release of its interim or full year results announcements (as the case may be); and

•

any other period determined by the Company or its Related Entities.

5.3

Short-Term Trading

Supervised Persons must not engage in short-term trading of any Company Securities.  In general, the purchase of Company Securities with a view to resell within a 12 month period and the sale of Company Securities with a view to repurchase within a 12 month period would be considered to be transactions of a short-term nature. However, the sale of Company Securities immediately after they have been acquired through the conversion of a security (for example, the exercise of an option) will not be regarded as short-term trading.

5.4

Restricted Transactions

Supervised Persons are prohibited from entering into transactions:

•

derivative instruments associated with Company Securities which operate to limit the economic risk of their holding in Company Securities;

•

which amount to ‘short selling’ of Company Securities;

•

which amount to margin lending of Company Securities conducted without the prior written consent of the Chief Compliance Officer after consultation with the Chairman of Magellan Financial Group; or

•

which otherwise enable a Supervised Person to profit from a decrease in the market price of Company Securities.

5.5

Trading in Company Securities under Exceptional Circumstances

Supervised Persons wishing to:

•

trade in Company Securities outside a trading window;

•

trade in Company Securities during a Blackout Period; or

•

engage in the matters covered by clauses 5.3 and 5.4,

•

may apply in writing to the Chief Compliance Officer for consent to do so. The Chief Compliance Officer will generally withhold such consent unless special circumstances exist (such as financial hardship or a court order requiring the sale of securities) and the Boards of the Company and relevant Related Entity has agreed to the granting of consent.  In any event, consent will not be granted where it is reasonably believed that the Supervised Person may be in possession of Inside Information relating to the proposed Trade.

6.

TRADING IN COMPANY FUNDS

Trading in Company Funds, including trading indirectly through an investor directed portfolio service (or similar service), is permitted after approval has been granted in accordance with the procedures set out in clause 8.

7.

TRADING IN NON-COMPANY SECURITIES

Supervised Persons are only permitted to trade in Non-Company Securities (including Portfolio Securities) after approval has been granted in accordance with the procedures set out in clause 8. This Policy is not designed to prohibit Supervised Persons from Trading in Non-Company Securities (including Portfolio Securities), but it does recognise that there may be times Supervised Persons

Magellan Asset Management Limited – Personal Trading Policy

cannot or should not trade, including where it is reasonably believed that the Supervised Person may be in possession of Inside Information or where it is deemed that a conflict of interest may exist between an Supervised Person, the Company or a client of the Company.

If consent to trade in a Portfolio Security has been withheld because of paragraph 8, a Supervised Person may apply in writing to the Chief Compliance Officer requesting special consideration to Trade.  The Chief Compliance Officer will consider the request and will not unreasonably withhold consent if special circumstances exist.

8.

PROCESS FOR TRADING IN COMPANY, NON-COMPANY SECURITIES, OR COMPANY FUNDS

Subject to clauses 5.1 to 5.4 (inclusive), and provided that a Supervised Person is not in possession of any Inside Information, a Supervised Person who wishes to Trade in a personal capacity must follow the procedure described below:

•

before Trading in Company Securities, Non-Company Securities, or Company Funds, the Supervised Person must complete the form appearing in Annexure A – Trading Approval Request, and email the request to the Chief Compliance Officer;

•

the Chief Compliance Officer will advise the Supervised Person in writing within one business day whether consent to the proposed Trade has been granted;

•

the Chief Compliance Officer will withhold consent to the proposed Trade in Company Securities in circumstances where the Trade would be in breach of clauses 5.1, 5.2, 5.3 or 5.4, or where it is reasonably believed the Supervised Person may be in possession of Inside Information relating to the proposed Trade;

•

if a Trading Approval Request is submitted in respect of a Portfolio Security, the Chief Compliance Officer will withhold consent if the proposed Trade relates to a Portfolio Security and:

•

at the time the request is submitted, a Trade in the same Portfolio Security has been ordered by the Company or a Related Entity; or

•

where it is reasonably believed that the Supervised Person may be in possession of Inside Information relating to the proposed Trade in the Portfolio Security; or

•

where it is reasonably believed that the Supervised Person’s proposed Trade in the Portfolio Security will be, or has the potential of being perceived to be, a Front Running Trade;

•

if written consent to the proposed Trade is provided by the Chief Compliance Officer, the Supervised Person may conduct the trade within the “Consent Window” being:

•

five business days after receiving the consent to Trade in Company Securities and Company Funds;

•

five business days after receiving the consent to Trade Non-Company Securities excluding Portfolio Securities; and

•

one business day after receiving the consent to Trade for a Portfolio Security.

•

The Supervised Person will be notified by the Chief Compliance Officer if the consent to Trade is subsequently withdrawn during the relevant Consent Window.

•

Upon the execution of a Trade in Company Securities, Non-Company Securities or Company Funds, the Supervised Person must, as soon as practicable, provide the Chief Compliance Officer with a copy of the broker’s trade confirmation (or such similar document evidencing the Trade);

•

In the event the proposed Trade has not taken place within the relevant Consent Window, the Supervised Person must either confirm this in writing to the Chief Compliance Officer or submit a new Trade Approval Request should the Supervised Person still wish to proceed with the proposed Trade.

9.

REPORTING OBLIGATIONS FOR ACCESS PERSONS

The Chief Compliance Officer will notify employees when they become an Access Person.

Magellan Asset Management Limited – Personal Trading Policy

Access Persons have the following reporting obligations:

8.1

Initial Holdings Report

Access Person’s must provide the Chief Compliance Officer, within 10 business days after becoming an Access Person, the information required in Annexure B – Securities Register in respect of any direct or indirect holdings in any security.

8.2

Annual Holdings Report

Access Persons must provide the Chief Compliance Officer the information required in Annexure B – Securities Register in respect of any direct or indirect holdings in any security on an annual basis.

8.3

Quarterly Transactions Reports

No later than 30 days after each quarter end, Access Persons must provide the Chief Compliance Officer with a quarterly transaction report in Annexure C - Quarterly Transaction Report, in respect of any direct or indirect holdings in any security.

Access Persons do not need to provide a Quarterly Transactions Report if the report would duplicate information already provided in trade confirmations or similar document evidencing the Trade.

8.4

Pre-approval for IPOs and Limited Offerings

Access Persons are required to obtain pre-approval from the Chief Compliance Officer before they Trade in securities in an initial public offering or in a limited offering.

10.

EXEMPTIONS FROM THIS POLICY

This Policy does not apply to the following:

a.

compulsory employer superannuation contributions directed to a scheme operated by the Company including indirectly through an IDPS or other schemes;

b.

Trading in Company Securities, Non Company Securities, or Company Funds under a dividend or distribution reinvestment plan, rights issue, security purchase plan or other securities offer that is broadly available to holders of securities of the same class;

c.

Trading in Company Securities or Non Company Securities under a bonus issue made to all holders of securities of the same class;

d.

transfers of Company Securities, Non Company Securities, or Company Funds already held by a Supervised Person into a superannuation fund in which the Supervised Person is a beneficiary;

e.

undertakings to accept, or the acceptance of, a takeover offer for Company Securities or Non Company Securities;

f

a disposal of Company Securities, Non Company Securities, or Company Funds that are the result of a secured lender exercising their rights, for example, under a margin lending arrangement; and

g.

Trading in Company Securities under an employee share purchase plan in accordance with the rules of a Board approved share purchase plan.

Any Trading contemplated by this clause 10 is subject to the overriding prohibition on Insider Trading.

11.

CONSEQUENCES FOR BREACHES OF THIS POLICY

11.1

Any breaches of this Policy will be treated seriously and may give rise to disciplinary action. Any person who becomes aware of a violation of this Policy should immediately report the violation to the Chief Compliance Officer.

11.2

The Corporations Act 2001 (Cth) and the company or securities laws of international jurisdictions impose severe civil and/or criminal penalties on individuals and corporations who breach the Insider Trading laws (or equivalent laws).

Magellan Asset Management Limited – Personal Trading Policy

Magellan Asset Management Limited – Personal Trading Policy

ANNEXURE A

Trading Approval Form

Personal Trading Policy

Trading Approval Request

Name:

Broker Account Name:

Is this a new Account?

Details of the proposed trade

Name and type of Securities

Nature of transaction (e.g. buy, sell, exercise of options)

Approximate number or value of securities intended to be traded

Certification:

By submitting this Trading Approval Request I confirm that I have read and understood the terms of the Personal Trading Policy and certify that:

■ I am not in possession of any Inside Information in respect of the proposed Trade in the above securities;

■ I will not Trade in the above securities in the event I become aware of Inside Information after submitting this Trading Approval Form;

■ I will notify the Chief Compliance Officer immediately after becoming aware of such Inside Information; and

■

Upon execution of the proposed Trade, I will provide the Chief Compliance Officer with a copy of the trade confirmation or such similar document evidencing the Trade, as soon practicable after the Trade is completed.

I understand that should I receive written consent from the Chief Compliance Officer to Trade in the above securities that I am free to deal in the securities during the relevant Consent Window.  In the event the proposed Trade has not taken place within the relevant Consent Window, I understand that I am required to submit a new Trading Approval Request should I still wish to proceed with the proposed Trade.

Dated:

* Capitalised terms used in this form have the meaning given in the Personal Trading Policy

Magellan Asset Management Limited – Personal Trading Policy

APPENDIX B

SECURITIES REGISTER

Date	Security Type	Security Name	Security Code (ASX, CUSIP, NA)	Number	Market Value	Executing Broker	Name of account

Signed:_________________________________________

Dated:  ________________________________________

Magellan Asset Management Limited – Personal Trading Policy

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APPENDIX C

QUARTERLY TRANSACTIONS REPORT

Date	Security Type	Security Name	Buy / Sell	Number	Amount	Price	Interest Rate & Maturity Date	Executing Broker	Name of account

Signed:_________________________________________

Dated:  ________________________________________

Magellan Asset Management Limited – Personal Trading Policy

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